Registration No. 333-
================================================================================

                  SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                    --------------------------
                             FORM S-8

                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933

                      THE TURNER CORPORATION
      (Exact name of registrant as specified in its charter)


       Delaware                                                  13-3209884
(State or other jurisdiction                                  (I.R.S. Employer
of incorporation or organization)                            Identification No.)

      375 Hudson Street                                                10014
     New York, New York                                             (Zip Code)
(Address of principal executive offices)

                          -----------------
                          Sara J. Gozo, Esq.
                        The Turner Corporation
                           375 Hudson Street
                       New York, New York 10014
                            (212) 229-6000
       (Name, address, including zip code and telephone number,
              including area code, of agent for service)

                               Copy to:

                       David W. Bernstein, Esq.
                            Rogers & Wells
                            200 Park Avenue
                       New York, New York 10166

                    CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES TO  AMOUNT TO BE       PROPOSED MAXIMUM       PROPOSED MAXIMUM           AMOUNT OF
BE REGISTERED           REGISTERED         OFFERING PRICE PER     AGGREGATE OFFERING PRICE   REGISTRATION FEE
                                           SHARE(1)
Common Stock,           500,000 shares        $25.1875            $12,593,750                $3,187
par value $1.00 per
share (2)

(1)   Estimated  pursuant  to  Rule  457(c),  solely  for the purpose of calculating the registration fee, on the basis of  the  average of the high and low prices of the Common Stock on the American  Stock
      Exchange on December 23, 1997.

(2)  Includes  stock  purchase  rights.  Unless and until certain events  occur,  these  rights will  not  be exercisable  or evidenced separately from the Common Stock.

NI10538.1

                                PART I

         INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


     Pursuant to the requirements of the Note to Part I of Form S-8 and Rule 428(b)(1) of the Rules under the Securities Act of 1933, as amended, the information required by Part I of Form S-8 is included in a document titled "Information About Your Stock Options" dated October 1997, distributed to participants in the 1997 Non-Qualified Stock Option Plan (the "Plan") of The Turner Corporation (the "Company"). The document titled "Information About Your Stock Options," together with Item 3 of Part II of this Registration Statement, constitute a Section 10(a) Prospectus.

                        PROSPECTUS FOR RESALES

     The material which follows, up to but not including the page beginning Part II of this Registration Statement, constitutes a prospectus, prepared on Form S-3, in accordance with General Instruction C to Form S-8, to be used in connection with resales of securities acquired under the Plan by affiliates of the Company, as defined in Rule 405 under the Securities Act of 1933, as amended.

PROSPECTUS


                 THE TURNER CORPORATION

                      COMMON STOCK

               (PAR VALUE $1.00 PER SHARE)



     This Prospectus relates to shares of Common Stock of The Turner Corporation (the "Company") which may be offered from time to time by the people named under "Selling Security Holders" on the American Stock Exchange, where the Company's Common Stock is listed or in other markets where the Common Stock may be traded, or in negotiated transactions, at prices and on terms then available. The respective Selling Security Holders will pay any brokerage fees or commissions relating to sales by them. See "Method of Sale." The Company will receive no part of the proceeds of any such sales. The principal executive office of the Company is located at 375 Hudson Street, New York, New York 10014 (Telephone No. (212) 229-6000).



        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
           BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS
              THE COMMISSION PASSED UPON THE ACCURACY OR
                   ADEQUACY OF THIS PROSPECTUS. ANY
                    REPRESENTATION TO THE CONTRARY
                        IS A CRIMINAL OFFENSE.




     The  expenses  of  preparing  and  filing  the  Registration
Statement of which this Prospectus is a part are being borne by the Company.





                        ------------------



           The date of this Prospectus is December 30, 1997

                           TABLE OF CONTENTS


Available Information...........................................2
Incorporation by Reference......................................2
Selling Security Holders........................................2
Method of Sale..................................................3
SEC Position Regarding Indemnification..........................3

                         AVAILABLE INFORMATION

             The Company is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance with that Act files reports and other information with the Securities and Exchange Commission. All reports, proxy statements and other information filed with the Securities and Exchange Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 7 World Trade Center, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of that material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. The address of that web site is http://www.sec.gov. The Company's common stock is listed on the American Stock Exchange. Reports, proxy statements and other information filed by the Company can be inspected at the offices of the American Stock Exchange, 86 Trinity Place, New York, New York 10006-1881.

                      INCORPORATION BY REFERENCE

             The Company incorporates by reference into this Prospectus (a) the Company's Annual Report on Form 10-K for the year ended December 31, 1996, (b) all documents filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1996, and (c) the description of the Company's Common Stock included in its registration statement under Section 12 of the Securities Exchange Act of 1934 relating to the Common Stock, including any amendment or report filed for the purpose of updating that description. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part of it from the date of filing such documents. Copies of all documents which are incorporated by reference will be provided without charge to anyone to whom this prospectus is delivered upon a written or oral request to The Turner Corporation, 375 Hudson Street, New York, New York 10014, Attention: Sara J. Gozo, Esq., telephone number (212) 229-6000.

                       SELLING SECURITY HOLDERS

             This Prospectus relates to possible sales by officers and directors of the Company of shares of Common Stock purchased by them through the exercise of options granted to them under the 1997 Non-Qualified Stock Option Plan (the "Plan") of the Company. The names of those Selling Securities Holders are not known by the Company at this time and will be provided by the Company, along with the number of shares of Common Stock owned by each of them and the number of shares to be resold, in a supplement to this Prospectus pursuant to General Instruction C(3) to Form S-8 and Rule 424(b) under the Securities Act of 1933.

                            METHOD OF SALE

             The Company anticipates that any sales of the shares offered by this Prospectus by Selling Security Holders will be made to the public on the American Stock Exchange, where the Company's Common Stock is listed, or in other markets where the Company's Common Stock may be traded, or in negotiated transactions. The Company anticipates that sales will be at prices current when the sales take place. Sales may involve payment of brokers' commissions by Selling Security Holders. There is no present plan of distribution.

                SEC POSITION REGARDING INDEMNIFICATION

             The Company's by-laws require indemnification of officers and directors to the fullest extent permitted by Delaware law. This includes instances in which they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company and, with respect to criminal proceedings, without reasonable belief that their action was unlawful.

             Insofar  as  indemnification for liabilities arising
under the Securities Act of 1933 might be permitted to directors, officers or persons controlling the Company under the provisions described above, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

                                PART II


                      INFORMATION REQUIRED IN THE
                        REGISTRATION STATEMENT


Item 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

             The   following   documents   are   incorporated  by
reference in this Registration Statement:

             (a) The Annual Report of the Company on Form 10-K for the year ended December 31, 1996.

             (b) All  documents  filed by the Company pursuant to
Section 13(a) or 15(d) of the Securities  Exchange  Act  of  1934
since December 31, 1996.

             (c) The description of the Company's Common Stock included in its registration statement under Section 12 of the Securities Exchange Act of 1934 relating to the Common Stock, including any amendment or report filed for the purpose of updating that description.

             All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part of it from the date of filing such documents.


Item 4.      DESCRIPTION OF SECURITIES.

             Not applicable.


Item 5.      INTERESTS OF NAMED EXPERTS AND COUNSEL.

             Not applicable.


Item 6.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

             Section 145 of the General Corporation Law of Delaware gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations. That indemnification is not exclusive of any other rights to which those indemnified may be entitled under any by-laws, agreement, vote of stockholders or otherwise.

             Article VIII of the by-laws of the Company makes mandatory the indemnification expressly authorized under the Delaware General Corporation Law. The applicable standard is that the individual acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

             The Company has purchased insurance which insures officers and directors of the Company against loss arising from claims by reason of their legal liability for acts as officers and directors.


Item 7.      EXEMPTION FROM REGISTRATION CLAIMED.

             Not applicable.

Item 8.      EXHIBITS.

                 The   following  documents  are  filed  with  or
incorporated by reference in this Registration Statement:


          5  Opinion Regarding Legality

          23 Consents of Experts and Counsel

               (i)  Rogers & Wells (counsel)

               (ii)  Arthur Andersen LLP (independent public accountants)

          25 Powers of Attorney-included on signature pages

Item 9.   UNDERTAKINGS.

          The undersigned registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

             (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

             (3)  To remove from registration by means of a post-
                  effective amendment any of the securities being
                  registered   which   remain   unsold   at   the
                  termination of the offering.

             The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

             Insofar  as indemnification for liabilities  arising
under the Securities Act of 1933, as amended, (the "1933 Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                              SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York and State of New York on this 30 day of December 1997.


                                       THE TURNER CORPORATION

                                       By:   E.T.  GRAVETTE,  JR.
                                          -----------------------
                                           E.T. Gravette, Jr.
                                           Chairman of the Board,
                                           Chief Executive Officer
                                           and Director


                           POWER OF ATTORNEY

             Each person whose signature appears below appoints each of E.T. Gravette, Jr., and Sara J. Gozo his agent and attorney in fact, with full power of substitution, to execute for him and in his name, in any and all capacities, all amendments, including post-effective amendments, to the Registration Statement to which this power of attorney is attached.

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

               NAME                                 TITLE                               DATE
E.T. GRAVETTE, JR.                      Chairman of the Board, Chief              December 30, 1997
-------------------------              Executive Officer and Director
E.T. Gravette, Jr.

D.G. SLEEMAN                            Senior Vice President; Chief              December 30, 1997
-------------------------               Financial Officer; Principal
D.G. Sleeman                                 Accounting Officer

H. BAUMANN-STEINER                                Director                        December 30, 1997
-------------------------
H. Baumann-Steiner

W.G. EHLERS                                       Director                        December 30, 1997
-------------------------
W.G. Ehlers

A.G. FIEGER                                       Director                        December 30, 1997
-------------------------
A.G. Fieger

L. LOMO                                           Director                        December 30, 1997
-------------------------
L. Lomo

C.H. MOORE, JR.                                   Director                        December 30, 1997
-------------------------
C.H. Moore, Jr.

               NAME                                 TITLE                               DATE
H.J. PARMELEE                              President and Director                 December 30, 1997
-------------------------
H.J. Parmelee

P.K. STEINER                                      Director                        December 30, 1997
-------------------------
P.K. Steiner

G.A. WALKER                                       Director                        December 30, 1997
-------------------------
G.A. Walker

J.O. WHITNEY                                      Director                        December 30, 1997
-------------------------
J.O. Whitney

                             EXHIBIT INDEX

EXHIBIT NO.                       DESCRIPTION               PAGE NO.
   5                  Opinion regarding legality
  23(i)               Consent of Rogers & Wells - included
                      in Exhibit 5
  23(ii)              Consent of Arthur Andersen LLP
  25                  Powers of Attorney - included on
                      signature page

                 [Rogers & Wells Letterhead]


                                           December 30, 1997


The Turner Corporation
375 Hudson Street
New York, New York 10014

Dear Sirs:

             We have acted as counsel to The Turner Corporation (the "Company") in connection with the proposed issuance by the Company of up to 500,000 shares (the "Shares") of Common Stock, par value $1.00 per share, of the Company upon exercise of options granted under the Company's 1997 Non-Qualified Stock Option Plan (the "Plan"), which is the subject of a registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Registration Statement"). In that capacity, we are familiar with the proceedings, corporate and other, relating to the authorization of the issuance of the Shares.

             Based on the foregoing, and such other examination of law and fact as we have deemed necessary, we are of the opinion that when sold upon exercise of options granted under the Plan, the Shares will be legally issued, fully paid and non-assessable.

             We consent to the filing of this opinion as an exhibit to the Registration Statement.


                                         Very truly yours,

                                         ROGERS & WELLS

          CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS






     As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated February 26, 1997 included in The Turner Corporation's Form 10-K for the year ended December 31, 1996 and to all references to our Firm included in this Registration Statement.




                                       ARTHUR ANDERSEN LLP


New York, New York
December 30, 1997